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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 30, 1997



                                  ADVANTA CORP.
             (Exact name of Registrant as specified in its charter)


      Delaware                       0-14120                        23-1462070
(State or other juris-             (Commission                   (IRS Employer
diction of incorporation)            File No.)             Identification No.)


 Welsh & McKean Roads, P.O. Box 844
     Spring House, Pennsylvania                               19477
(Address of principal executive offices)                    (Zip Code)



       Registrant's telephone number, including area code: (215) 657-4000


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          (Former name or former address, if changed since last report)


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ITEM 5.   OTHER EVENTS.

                  On June 30, 1997, purported shareholders of Advanta Corp. (the "Company") filed a putative class action lawsuit in the United States District Court for the Eastern District of Pennsylvania on behalf of an alleged class consisting of all persons who purchased the common stock of the Company between August 13, 1996 through March 17, 1997, inclusive (the "Class Period").

                  The complaint, among other things, charges the Company and certain of its present and former officers with violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934. According to the complaint, during the Class Period defendants disseminated information concerning the Company's earnings, return on equity and growth which failed to disclose the fact that the performance of the Company's credit card operations had reversed course. According to the complaint, the defendants are alleged to have employed a change in accounting methodology to mask and forestall recognition of such reversal.

                  On July 8, 1997, purported shareholders of the Company filed a putative class action lawsuit in the United States District Court for the Eastern District of Pennsylvania on behalf of an alleged class consisting of all persons who purchased or otherwise acquired the common stock of the Company between October 17, 1996 and March 17, 1997. The allegations set forth in such complaint are substantially similar to those set forth in the lawsuit filed on June 30, 1997.

                  The Company believes that the conduct of the defendants has been and is entirely proper and lawful and that the lawsuits are without merit, and intends to vigorously defend the lawsuits.

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                   ADVANTA CORP.
                                                   (Registrant)


Date:  July 14, 1997                        By: /s/Elizabeth H. Mai
                                                --------------------
                                                   Elizabeth H. Mai
                                                   Senior Vice President
                                                   and General Counsel

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